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                                                                     Exhibit f.9

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 2
                                       TO
                         SERIES 2000-1 TERMS SUPPLEMENT

         AMENDMENT NO. 1, dated as of May 20, 2002, between MCG Master Trust (the "Issuer") and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), as Indenture Trustee (the "Indenture Trustee").

         WHEREAS, the Issuer and the Indenture Trustee entered into the Indenture dated as of June 1, 2000 (as amended, the "Indenture") and the Series 2000-1 Terms Supplement to the Indenture dated as of June 1, 2000 (as amended, the "Series 2000-1 Terms Supplement") in connection with the issuance by the Issuer of the MCG Master Trust Notes, Series 2000-1 (the "Notes"); and

         WHEREAS, Section 9.02 of the Indenture and Section 5.5 of the Series 2000-1 Terms Supplement permit the Series 2000-1 Terms Supplement to be amended from time to time pursuant to the conditions set forth therein; and

         WHEREAS, the parties hereto wish to amend the Series 2000-1 Terms Supplement as set forth herein;

         NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Series 2000-1 Terms Supplement and in Appendix A to the Sale and Servicing Agreement dated as of June 1, 2000, as amended, among the Issuer, MCG Finance II, LLC (f/k/a MCG Finance Corporation II) and MCG Capital Corporation (f/k/a MCG Credit Corporation).

     2. A new definition of "Issuer Net Worth" is hereby added to read in its entirety as follows:

                 ISSUER NET WORTH:  As of any date of determination
                 ----------------
     an amount equal to the excess, if any, of (i) the sum of(x) the AOLB plus
     (y) all Principal Collections on deposit in the Principal and Interest Account or the Funding Account,over (ii) the Outstanding Amount of the Notes.

     3. A new definition of "Required Net Worth" is hereby added to read in its entirety as follows:

                 REQUIRED NET WORTH:  As of any date (i) prior to July
                 ------------------
     8, 2002, $0 and (ii) on or after July 8, 2002,$75,000,000.

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         4.   The definition of "Termination Event" is hereby amended as follows:

              A new clause (xviii) is hereby added to such definition to read in its entirety as follows:

              (xviii) as of any date, the Issuer Net Worth is less than the Required Net Worth and such condition exists for a period of 5 consecutive Business Days.

         5. Exhibit C (Form of Series 2000-1 Monthly Servicer Report) is hereby amended in its entirety to read as set forth on the attachment hereto.

         6. Except as otherwise set forth herein, the Series 2000-1 Terms Supplement shall continue in full force and effect in accordance with its terms.

         7. This Amendment No. 2 may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original; such counterparts, together, shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to Series 2001-1 Terms Supplement as of the day and year first above written.

                                     MCG MASTER TRUST:

                                         By:     MCG CAPITAL CORPORATION
                                                (f/k/a MCG Credit Corporation)
                                         By:      /s/ Steven F. Tunney
                                                 -------------------------------
                                                 Name:  Steven F. Tunney
                                                 Title: President and
                                                        Chief Operating Officer

                                                 WELLS FARGO BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION(f/k/a
                                                 Norwest Bank Minnesota,
                                                 National Association), not in
                                                 its individual capacity but
                                                 solely as Indenture Trustee

                                         By:      /s/ Timothy Matyi
                                                 -------------------------------
                                              Name:   Timothy Matyi
                                              Title:  Assistant Vice President

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CONSENTED TO:

FIRST UNION SECURITIES, INC.,
  as Administrative Agent

By   /s/ Mary Katherine Jett
     -------------------------------------
     Name: Mary Katherine Jett
     Title: Vice President



VARIABLE FUNDING CAPITAL CORPORATION,
  as Sole Noteholder

By:  FIRST UNION SECURITIES, INC.
         as attorney-in-fact

By   /s/ Douglas R. Wilson, Sr.
     -------------------------------------
     Name: Douglas R. Wilson, Sr.
     Title: Vice President

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                                    EXHIBIT C

                                       MCG

                      SERIES 2000-1 Monthly Servicer Report